Exhibit 99.1

Revolve Group Announces Second Quarter 2024 Financial Results

Los Angeles, CA – August 6, 2024 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the second quarter ended June 30, 2024.

“I’m thrilled with our team’s performance that fueled a strong second quarter, highlighted by a return to top-line growth and a more than doubling of our net income year-over-year,” said co-founder and co-CEO Mike Karanikolas. “Key contributors to our strong results were significantly improved marketing efficiency and greater efficiency in our logistics costs, helped by the first year-over-year decrease in our return rate in more than three years.”

“It is gratifying to see our team’s hard work on growth and efficiency initiatives deliver strong positive results on the top and bottom lines,” said co-founder and co-CEO Michael Mente. “Beyond the numbers, we continue to make great progress on longer-term initiatives that we believe further reinforce our foundation for profitable growth in the years to come, including growing our active customer base, expanding our international presence, increasing our share of wallet through adjacent product categories, leveraging AI technology to even further elevate the customer experience, and exploring physical retail as a new way to connect with the next-generation consumer.”

Second Quarter 2024 Financial Summary

	Three Months Ended June 30,
	2024	2023	YoY Change
	(in thousands, except percentages)
Net sales	$282,456	$273,729	3%
Gross profit	$152,606	$147,698	3%
Gross margin	54.0%	54.0%
Net income	$15,377	$7,303	111%
Adjusted EBITDA (non-GAAP financial measure)	$20,474	$10,377	97%
Net cash used in operating activities	$(24,669)	$(14,097)	NM
Free cash flow (non-GAAP financial measure)	$(26,653)	$(15,069)	NM

NM - not meaningful

Operational Metrics

	Three Months Ended June 30,
	2024	2023	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,577	2,458	5%
Total orders placed	2,271	2,268	0%
Average order value	$306	$301	2%

Additional Second Quarter 2024 Metrics and Results Commentary

•
Trailing 12-month Active customers grew to 2,577,000 as of June 30, 2024, an increase of 5% year-over-year.
•
Net sales were $282.5 million, a year-over-year increase of 3%.
•
Gross profit was $152.6 million, a year-over-year increase of 3%.
•
Gross margin was 54.0%, an increase of 7 basis points year-over-year, driven by margin expansion in the REVOLVE segment, which was partially offset by a year-over-year decline in the FWRD segment.
•
Net income was $15.4 million, a year-over-year increase of 111%.
•
Adjusted EBITDA was $20.5 million, a year-over-year increase of 97% that primarily reflects a year-over-year increase in net sales and gross profit combined with increased year-over-year efficiency in our marketing investment and selling and distribution costs, partially offset by year-over-year growth in general and administrative expenses in the second quarter of 2024 that outpaced our growth in net sales.
•
Diluted earnings per share (EPS) was $0.21, a year-over-year increase of 110%.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $245.5 million, a year-over-year increase of 4%.
•
FWRD segment net sales were $36.9 million, a year-over-year decrease of 4%.
•
Domestic net sales were $225.1 million, a year-over-year increase of 1%
•
International net sales were $57.4 million, a year-over-year increase of 13%, driven by growth in nearly all major regions.

Cash Flow and Balance Sheet

•
Net cash (used in) provided by operating activities was $(24.7) million in the second quarter and $13.7 million in the 6-month year-to-date period ended June 30, 2024 and free cash flow was $(26.7) million in the second quarter and $10.0 million in the 6-month year-to-date period. The reduced cash flow provided by operating activities year-over-year for the 6-month year-to-date period in 2024 primarily reflects growth in our inventory balance to support a return to top-line growth compared to a declining inventory balance in the first half of 2023 when we were focused on rebalancing our inventory position.
•
Stock repurchases were $1.9 million for the second quarter ended June 30, 2024, exclusive of broker fees and excise taxes. The company repurchased 118,998 shares of its Class A common stock during the second quarter at an average cost of $15.83 per share. $59.5 million remained available under the company's $100 million stock repurchase program as of June 30, 2024.
•
Cash and cash equivalents: Cash and cash equivalents as of June 30, 2024 were $244.7 million, a decrease of $24.6 million, or 9%, year-over-year from $269.3 million as of June 30, 2023. Our balance sheet as of June 30, 2024 remains debt free. The year-over-year decrease in cash and cash equivalents compared to June 30, 2023 primarily reflects our cash flow generated from operations that was more than offset by $40.5 million in stock repurchases since we established our $100 million stock repurchase program in August 2023.
•
Inventory as of June 30, 2024 was $234.3 million, an increase of $29.0 million, or 14%, from June 30, 2023.

Additional trend information regarding Revolve Group’s second quarter of 2024 financial results and operating metrics is available in the Q2 2024 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of the Second Quarter of 2024

Net sales in July 2024 increased by a mid-single digit percentage year-over-year, a sequential improvement compared to the year-over-year trend reported for the second quarter of 2024.

2024 Business Outlook

Based on information available to us as of August 6, 2024, we are providing the following guidance for the full year ending December 31, 2024 and the third quarter ending September 30, 2024.

	Updated FY 2024 Outlook	Prior FY 2024 Outlook
Gross margin	52.5% to 53.0%	52.5% to 53.0%
Fulfillment expenses	3.3% to 3.5% of net sales	3.3% to 3.5% of net sales
Selling and distribution expenses	17.8% to 18.0% of net sales	17.8% to 18.0% of net sales
Marketing expenses	15.3% to 15.5% of net sales	16% to 16.2% of net sales
General and administrative expenses	$135 million to $138 million	$130 million to $133 million
Effective tax rate	25% to 26%	24% to 26%

Third Quarter 2024 Outlook
Gross margin	52.3% to 52.5%
Fulfillment expenses	3.4% of net sales
Selling and distribution expenses	18.3% of net sales
Marketing expenses	15.2% of net sales
General and administrative expenses	$35.5 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 596-4144 within the United States or (646) 968-2525 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 2756104. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (609) 800-9909 outside the United States. The replay conference ID is 2756104.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects and outlook for the third quarter and full year of 2024. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflationary pressures; wars and conflicts in Ukraine/Russia, Israel/Gaza and the Middle East; other geopolitical tensions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of public health crises on our business, operations and financial results; the effect of claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties included under the caption "Risk

Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2024, which we expect to file with the SEC on August 6, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense, certain transaction costs and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment, and purchases of rental product. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$282,456	$273,729	$553,037	$553,338
Cost of sales	129,850	126,031	258,929	266,420
Gross profit	152,606	147,698	294,108	286,918
Operating expenses:
Fulfillment	9,272	9,401	18,665	18,472
Selling and distribution	50,442	50,893	98,880	102,351
Marketing	42,961	51,497	84,340	89,840
General and administrative	33,496	28,552	66,460	56,644
Total operating expenses	136,171	140,343	268,345	267,307
Income from operations	16,435	7,355	25,763	19,611
Other income, net	(4,271)	(2,381)	(9,592)	(8,966)
Income before income taxes	20,706	9,736	35,355	28,577
Provision for income taxes	5,329	2,433	9,105	7,102
Net income	$15,377	$7,303	$26,250	$21,475
Earnings per share of Class A and Class B common stock:
Basic	$0.22	$0.10	$0.37	$0.29
Diluted	$0.21	$0.10	$0.37	$0.29
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	70,833	73,442	70,880	73,406
Diluted	71,544	74,081	71,538	74,229

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$244,737	$245,449
Accounts receivable, net	17,549	12,405
Inventory	234,324	203,587
Income taxes receivable	629	1,625
Prepaid expenses and other current assets	74,985	65,523
Total current assets	572,224	528,589
Property and equipment (net of accumulated depreciation of $20,430 and $17,994 as of June 30, 2024 and December 31, 2023, respectively)	8,056	7,763
Right-of-use lease assets	40,253	36,440
Intangible assets, net	1,946	1,875
Goodwill	2,042	2,042
Other assets	3,277	2,172
Deferred income taxes	30,005	30,005
Total assets	$657,803	$608,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$62,813	$47,821
Income taxes payable	1,269	—
Accrued expenses	40,384	40,714
Returns reserve	72,058	63,780
Current lease liabilities	8,095	6,863
Other current liabilities	30,988	30,442
Total current liabilities	215,607	189,620
Non-current lease liabilities	36,441	34,126
Total liabilities	252,048	223,746
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 38,132,796 and 38,693,589 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	38	39
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 32,597,119 and 32,597,119 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	33	33
Additional paid-in capital	121,334	116,713
Retained earnings	284,350	268,355
Total stockholders’ equity	405,755	385,140
Total liabilities and stockholders’ equity	$657,803	$608,886

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net income	$26,250	$21,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,518	2,459
Rental product depreciation	107	—
Equity-based compensation	4,653	3,001
Bargain purchase gain	(1,883)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,144)	(5,777)
Inventories	(27,988)	9,911
Income taxes receivable	996	(3,122)
Prepaid expenses and other current assets	(9,462)	489
Other assets	(275)	(429)
Accounts payable	14,992	(4,782)
Income taxes payable	1,269	914
Accrued expenses	(330)	(2,286)
Returns reserve	8,278	2,969
Right-of-use lease assets and current and non-current lease liabilities	(266)	1,690
Other current liabilities	7	8,220
Net cash provided by operating activities	13,722	34,732
Investing activities:
Purchases of property and equipment	(2,782)	(2,120)
Purchases of rental product	(937)	—
Cash paid for acquisition	(427)	—
Net cash used in investing activities	(4,146)	(2,120)
Financing activities:
Proceeds from the exercise of stock options, net of tax withholdings on share-based payment awards	(32)	410
Repurchases of Class A common stock	(10,018)	—
Net cash (used in) provided by financing activities	(10,050)	410
Effect of exchange rate changes on cash and cash equivalents	(238)	1,583
Net increase in cash and cash equivalents	(712)	34,605
Cash and cash equivalents, beginning of period	245,449	234,724
Cash and cash equivalents, end of period	$244,737	$269,329
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$6,867	$9,221
Operating leases	$4,585	$3,549
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$7,180	$20,452

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
Net sales	2024	2023	2024	2023
REVOLVE	$245,535	$235,149	$475,124	$466,802
FWRD	36,921	38,580	77,913	86,536
Total	$282,456	$273,729	$553,037	$553,338

Gross profit
REVOLVE	$137,895	$131,235	$265,567	$251,471
FWRD	14,711	16,463	28,541	35,447
Total	$152,606	$147,698	$294,108	$286,918

The following table lists net sales by geographic area (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
United States	$225,057	$222,860	$444,190	$449,576
Rest of the world	57,399	50,869	108,847	103,762
Total	$282,456	$273,729	$553,037	$553,338

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except average order value and percentages)
Gross margin	54.0%	54.0%	53.2%	51.9%
Adjusted EBITDA	$20,474	$10,377	$33,741	$25,387
Free cash flow	$(26,653)	$(15,069)	$10,003	$32,612
Active customers	2,577	2,458	2,577	2,458
Total orders placed	2,271	2,268	4,494	4,546
Average order value	$306	$301	$302	$294

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three and six months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net income	$15,377	$7,303	$26,250	$21,475
Excluding:
Other income, net	(4,271)	(2,381)	(9,592)	(8,966)
Provision for income taxes	5,329	2,433	9,105	7,102
Depreciation and amortization	1,175	1,241	2,518	2,459
Equity-based compensation	2,094	1,723	4,653	3,001
Transaction costs	325	—	325	—
Non-routine items(1)	445	58	482	316
Adjusted EBITDA	$20,474	$10,377	$33,741	$25,387

(1)

Non-routine items in the three and six months ended June 30, 2024 represent an accrual and a charge for a previously disclosed and now settled matter related to non-routine import and export fees. Non-routine items in the three and six months ended June 30, 2023 represent an accrual and a charge related to a separate settled legal matter.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three and six months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net cash (used in) provided by operating activities	$(24,669)	$(14,097)	$13,722	$34,732
Purchases of property and equipment	(1,047)	(972)	(2,782)	(2,120)
Purchases of rental product	(937)	—	(937)	—
Free cash flow	$(26,653)	$(15,069)	$10,003	$32,612
Net cash used in investing activities	$(2,411)	$(972)	$(4,146)	$(2,120)
Net cash (used in) provided by financing activities	$(1,786)	$249	$(10,050)	$410